                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                          CREATIVE BIOMOLECULES, INC.
                (Name of Registrant as Specified In Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement; if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                          CREATIVE BIOMOLECULES, INC.

                                45 SOUTH STREET
                              HOPKINTON, MA 01748

DEAR STOCKHOLDER:

     We cordially invite you to attend our 1998 Annual Meeting of Stockholders commencing at 10:00 a.m. on Tuesday, June 16, 1998 at the Harvard Club of Boston, Main Clubhouse, 374 Commonwealth Avenue, Boston, Massachusetts. Please join us for a pre-meeting continental breakfast at 9:30 a.m.

     All holders of the Company's outstanding stock as of April 24, 1998 are entitled to vote at the Annual Meeting. At the Annual Meeting, three persons will be elected to the Board of Directors. The Company will also seek Stockholder approval of a proposal to amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock. The Company will also seek Stockholder approval of the Company's 1998 Stock Plan and an amendment to the Employee Stock Purchase Plan to increase the aggregate number of shares available for issuance under that Plan. The Board recommends the approval of these proposals. Such other business will be transacted as may properly come before the Annual Meeting.

     We hope you will be able to attend the Annual Meeting. Whether or not you expect to attend, you are urged to complete, sign, date and return the Proxy card promptly in the enclosed envelope in order to make certain that your shares will be represented at the Annual Meeting.

                                          Sincerely,

                                          /s/ Michael M. Tarnow
                                          Michael M. Tarnow
                                          President and Chief Executive Officer

May 14, 1998

                          CREATIVE BIOMOLECULES, INC.
                                45 SOUTH STREET
                              HOPKINTON, MA 01748

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 16, 1998
                 TO STOCKHOLDERS OF CREATIVE BIOMOLECULES, INC:

     Notice is hereby given that the Annual Meeting of Stockholders of Creative BioMolecules, Inc. will be held at the Harvard Club of Boston, Main Clubhouse, 374 Commonwealth Avenue, Boston, Massachusetts on Tuesday, June 16, 1998 at 10:00 a.m. local time for the following purposes:

          1. To elect three nominees to the Board of Directors to serve until the 2001 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

          2. To consider and act upon an amendment to the Company's Restated Certificate of Incorporation to increase the aggregate number of shares of the Company's Common Stock by 50,000,000 shares to 100,000,000 shares.

          3. To consider and act upon a proposal to approve the Company's 1998 Stock Plan.

          4. To consider and act upon a proposal to amend the Company's Employee Stock Purchase Plan to increase the aggregate number of shares of Common Stock which the employees may purchase thereunder.

          5. To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

     Only stockholders of record at the close of business on April 24, 1998 will receive notice of the Meeting and be entitled to vote at the Meeting or any adjournment(s) thereof. The transfer books will not be closed.

     You are cordially invited to attend the Meeting in person if possible. Whether you plan to attend the Meeting or not, please fill out, sign and date the enclosed Proxy and return it in the envelope enclosed for this purpose. The Proxy is revocable by the person giving it at any time prior to the exercise thereof by written notice received by the Company, by delivery of a duly executed Proxy bearing a later date, or by attending the Meeting, revoking the Proxy in writing, and voting in person.

                                          By Order of the Board of Directors

                                          /s/ Wayne E. Mayhew III
                                          Wayne E. Mayhew III
                                          Secretary

May 14, 1998

                          CREATIVE BIOMOLECULES, INC.
                                45 SOUTH STREET
                              HOPKINTON, MA 01748

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 16, 1998

                              GENERAL INFORMATION

     Introduction. This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of Creative BioMolecules, Inc., a Delaware corporation (the "Company"), of Proxies for use at the Annual Meeting of Stockholders of the Company to be held at the Harvard Club of Boston, Main Clubhouse, 374 Commonwealth Avenue, Boston, Massachusetts on Tuesday, June 16, 1998, at 10:00 a.m. and any adjournment(s) thereof (the "Meeting"). The enclosed form of Proxy and Annual Report to Stockholders for the fiscal year ended December 31, 1997 are being mailed on or about May 7, 1998 to the Stockholders entitled to notice of and to vote at the Meeting. The Annual Report does not constitute any part of this Proxy Statement.

     Voting and Revocability of Proxies. Where the Stockholder specifies a choice on the Proxy as to how his or her shares are to be voted on a particular matter, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the election of the three nominees for director named herein, FOR the proposal to amend the Company's Restated Certificate of Incorporation to increase the number of authorized Common Stock, $.01 par value per share (the "Common Stock"), FOR the proposal to approve the 1998 Stock Plan and FOR the proposal to amend the Employee Stock Purchase Plan as described herein. Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed Proxy bearing a later date, or by attending the Meeting, revoking the Proxy in writing, and voting in person.

     Solicitation. The entire cost of this solicitation will be paid by the Company. The solicitation will be primarily by mail, but may also include telephone, facsimile or oral communication by directors, officers and employees of the Company who will receive no additional compensation for any such solicitation. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

     Quorum and Voting. Only stockholders of record of the Company's 33,498,394 shares of Common Stock outstanding as of the close of business on April 24, 1998, the record date, will be entitled to vote. Each share of Common Stock is entitled to one vote on all matters to be voted on at the Meeting or any adjournment(s) thereof. The presence of the holders of a majority of the voting power of the outstanding shares of capital stock entitled to vote at the Meeting present, in person or by Proxy, is necessary to constitute a quorum at the Meeting. The vote required to approve each Proposal is set out at the end of that Proposal.

     Tabulation of Proxies. The shares represented by the proxies received will be voted as specified therein, or, if no specification is made, will be voted for each of the proposals. With respect to the tabulation of votes on any matter, abstentions are counted as votes against a proposal and broker non-votes have no effect on the vote.

     A PROXY CARD IS ENCLOSED FOR YOUR USE. YOU ARE URGED TO SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED PRE-ADDRESSED, POSTAGE PAID ENVELOPE.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of February 27, 1998, by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table herein, and (iv) all directors and executive officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares.

                                                                 NUMBER          PERCENT
                                                               OF SHARES         OF CLASS
                                                              BENEFICIALLY     BENEFICIALLY
           NAME AND ADDRESS OF BENEFICIAL OWNER**               OWNED(1)         OWNED(1)
           --------------------------------------             ------------     ------------
Entities associated with Apax Partners(2)...................   4,361,631           12.9%
  15 Portland Place
  London, United Kingdom
Biotechnology Investments Limited(3)........................   2,266,122            6.7
  St. Julian's Court
  St. Peter's Port
  Guernsey, Channel Islands
Amerindo Investment Advisors, Inc.(4).......................   2,120,000            6.3
  388 Market Street
  San Francisco, CA 94111
Entities associated with Domain Associates(5)...............   1,811,316            5.4
  One Palmer Square
  Princeton, NJ 08542
Charles Cohen, Ph.D.(6).....................................     869,331            2.6
Jeremy L. Curnock Cook(7)...................................   2,278,622            6.8
  5 Arrows House
  St. Swithin's Lane
  London, United Kingdom
Brian H. Dovey(8)...........................................   1,830,004            5.4
  One Palmer Square
  Princeton, NJ 08542
Martyn D. Greenacre(13).....................................      12,500            *
Arthur J. Hale, M.D.(9).....................................   3,964,811           11.7
  15 Portland Place
  London, United Kingdom
Suzanne Denbo Jaffe(13).....................................          --            *
Michael Rosenblatt, M.D.(13)................................      25,000            *
Michael M. Tarnow(10).......................................     639,990            1.9
James R. Tobin(11)..........................................       7,500            *
Thomas J. Facklam(13).......................................      30,750            *
Cheryl K. Lawton(13)........................................      17,500            *
Wayne E. Mayhew III(12).....................................     142,706            *
All directors and executive officers as a group
 (15 Persons)...............................................   9,894,497           27.1

---------------

   * Less than 1%

  ** Addresses are given for beneficial owners of more than 5% of the outstanding Common Stock only.

 (1) Applicable percentage of ownership is based on 33,475,582 shares of Common Stock outstanding as of February 27, 1998 together with applicable options or warrants for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants which are currently exercisable or convertible or which will become exercisable or convertible within sixty (60) days after February 27, 1998 are deemed outstanding for computing the beneficial ownership of the person holding such option or warrant but are not outstanding for computing the beneficial ownership of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

 (2) Includes 331,134 shares held by Banque Wormser Freres, Custodian for Apax CR IIA; 131,591 shares held by Banque Wormser Freres, Custodian for Apax CR IIC; 764,994 shares of Common Stock held by Coutts & Co (Jersey) Limited, Custodian for Apax Ventures II, Ltd.; 778,498 shares (710,674 shares of Common Stock and 67,824 shares of Common Stock subject to a warrant) held by Apax Funds Nominees Ltd. "A" Account, Custodian for Apax Ventures III Trust; 954,060 shares (870,941 shares of Common Stock and 83,119 shares of Common Stock subject to a warrant) held by Apax Funds Nominees Ltd. "A" Account, Custodian for Apax Ventures III International Partners, L.P.; 487,206 shares (406,005 shares of Common Stock and 81,201 shares of Common Stock subject to a warrant) held by Apax Funds Nominees Ltd. "B" Account, Custodian for Apax Ventures IV Trust; 841,092 shares (700,910 shares of Common Stock and 140,182 shares of Common Stock subject to a warrant) held by Apax Funds Nominees Ltd. "B" Account, Custodian for Apax Ventures IV International Partners, L.P., and 73,056 shares held by MMG Conseil (collectively "Entities associated with Apax Partners"). Dr. Hale, a director of the Company, is a partner and director of Apax Partners & Co. Ventures Ltd., the manager of or an advisor to the Entities associated with Apax Partners. Dr. Hale may be deemed to be the beneficial owner of 3,825,850 shares of Common Stock as described in Note 9 below. Dr. Hale disclaims beneficial ownership of shares held by Entities associated with Apax Partners. Ronald Cohen is a director of Apax Partners & Co. Ventures Ltd., and he may be deemed to be the beneficial owner of 3,126,284 shares of Common Stock (after giving effect to the exercise of warrants). The address for Banque Wormser Freres, Custodian for Apax CR IIA, Apax CR IIC and MMG Conseil, is No. 45 Avenue Kleber, Paris, 75116 France; the address for Coutts & Co (Jersey) Limited, Custodian for Apax Ventures II, Ltd., is 23/25 Broad Street, St. Helier, Jersey, Channel Islands, and the address for Apax Funds Nominees Ltd. "A" Account, Custodian for Apax Ventures III Trust and Apax Ventures III International Partners, L.P., and for Apax Funds Nominees Ltd. "B" Account, Custodian for Apax Ventures IV Trust and Apax Ventures IV International Partners, L.P., is 62 Green Street, London, United Kingdom. The address for Mr. Cohen and Apax Partners & Co. Ventures Ltd. is 15 Portland Place, London, United Kingdom. The information in the chart and in this footnote, other than the percentage of class beneficially owned, is based solely on Amendment No. 8 to Schedule 13D dated February 15, 1997 and Schedule 13D dated March 26, 1998 and filed with the Securities and Exchange Commission and on information provided by counsel for the entities and persons listed in this footnote. See Note 9.

 (3) Includes 2,266,122 shares (2,165,538 shares of Common Stock and 100,584 shares of Common Stock subject to a warrant) beneficially owned by Biotechnology Investments Limited ("BIL"). Mr. Curnock Cook is a director of Rothschild Asset Management Limited, which is an advisor to BIL and to Rothschild Asset Management (C.I.) Limited, which is the manager of BIL. Mr. Curnock Cook is also a shareholder, but is not an officer or director, of BIL. Rothschild Asset Management (C.I.) Limited is a wholly-owned subsidiary of Rothschild Asset Management Limited. Mr. Curnock Cook disclaims beneficial ownership of the shares owned by BIL. The information in the chart and in this footnote, other than the percentage of class beneficially owned, is based solely on a Schedule 13D dated January 19, 1995 and filed with the Securities and Exchange Commission and on information provided to the Company by representatives of BIL. See Note 7.

 (4) Amerindo Investment Advisors, Inc. ("Amerindo") is considered the beneficial owner of an aggregate of 2,120,000 shares of Common Stock, which shares were purchased for certain advisory clients of Amerindo. The information in the chart and in this footnote, other than the percentage of class beneficially owned, is based solely on Amendment No. 2 to Schedule 13G as of December 31, 1997 and filed with the Securities and Exchange Commission and on information provided to the Company by representatives of Amerindo.

 (5) Includes 1,750,062 shares (1,458,385 shares of Common Stock and 291,677 shares of Common Stock subject to a warrant) held by Domain Partners III, L.P. and 61,254 shares (51,045 shares of Common Stock and 10,209 shares of Common Stock subject to a warrant) held by DP III Associates, L.P. (collectively "Entities associated with Domain Associates"). Mr. Dovey is a General Partner of Domain Associates and a General Partner of the general partner of the Entities associated with Domain Associates and may be deemed to be the beneficial owner of shares owned by the Entities associated with Domain Associates. The information in the chart and in this footnote, other than the percentage of class beneficially owned, is based solely on a
     Schedule 13D dated January 19, 1995 and filed with the Securities and Exchange Commission and on information provided to the Company by representatives of Domain Associates. See Note 8.

 (6) Includes 198,163 shares of Common Stock owned directly by Dr. Cohen, 50,000 shares of Common Stock owned by Dr. Cohen's wife, 12,000 shares of Common Stock owned by Dr. Cohen's children, and 609,168 shares of Common Stock subject to options exercisable on February 27, 1998 or within 60 days thereafter.

 (7) Includes 12,500 shares of Common Stock subject to options exercisable on February 27, 1998 or within 60 days thereafter and 2,266,122 shares of Common Stock (after giving effect to the exercise of warrants) beneficially owned by BIL. Mr. Curnock Cook is also a shareholder, but is not an officer or director, of BIL. Rothschild Asset Management (C.I.) Limited is a wholly-owned subsidiary of Rothschild Asset Management Limited. Mr. Curnock Cook disclaims beneficial ownership of the shares owned by BIL. See Note 3.

 (8) Includes 1,188 shares of Common Stock owned directly by Mr. Dovey, 17,500 shares of Common Stock subject to options exercisable on February 27, 1998 or within 60 days thereafter and 1,811,316 shares of Common Stock (after giving effect to the exercise of warrants) held by Entities associated with Domain Associates. Mr. Dovey is a General Partner of Domain Associates and a General Partner of the general partner of the Entities associated with Domain Associates and may be deemed to be the beneficial owner of shares owned by the Entities associated with Domain Associates. Does not include 2,266,122 shares of Common Stock (after giving effect to the exercise of warrants) beneficially owned by BIL. Domain Associates is the U.S. venture capital advisor to BIL. Domain Associates has neither voting nor investment power over the shares owned by BIL and Mr. Dovey disclaims beneficial ownership of the shares owned by BIL. See Notes 3 and 5.

 (9) Includes 112,061 shares of Common Stock owned directly by Dr. Hale, 11,900 shares of Common Stock owned by Dr. Hale's wife, 15,000 shares of Common Stock subject to options exercisable on February 27, 1998 or within 60 days thereafter, and 3,825,850 shares of Common Stock (after giving effect to the exercise of warrants) held by Coutts & Co (Jersey) Limited, Custodian for Apax Ventures II, Ltd., Apax Funds Nominees Ltd. "A" Account, Custodian for Apax Ventures III Trust, Apax Funds Nominees Ltd. "A" Account, Custodian for Apax Ventures III International Partners, L.P., Apax Funds Nominees Ltd. "B" Account, Custodian for Apax Ventures IV Trust and Apax Funds Nominees Ltd. "B" Account, Custodian for Apax Ventures IV International Partners, L.P. Dr. Hale is a partner and director of Apax Partners & Co. Ventures Ltd., the manager of or an advisor to the Entities associated with Apax Partners. Dr. Hale disclaims beneficial ownership of the shares held by the Entities associated with Apax Partners. See Note 2.

(10) Includes 27,000 shares of Common Stock and 612,990 shares of Common Stock subject to options exercisable on February 27, 1998 or within 60 days thereafter.

(11) Includes shares of Common Stock subject to options exercisable on February 27, 1998 or within 60 days thereafter. Does not include 1,542,680 shares owned by Biogen, Inc. ("Biogen"). Mr. Tobin is a Director, President and Chief Executive Officer of Biogen. Mr. Tobin disclaims beneficial ownership of the shares owned by Biogen.

(12) Includes 53,117 shares of Common Stock and 89,589 shares of Common Stock subject to options exercisable on February 27, 1998 or within 60 days thereafter.

(13) Includes shares of Common Stock subject to options exercisable on February 27, 1998 or within 60 days thereafter.

                   INFORMATION CONCERNING CURRENT DIRECTORS,
                        NOMINEES AND EXECUTIVE OFFICERS

     Information regarding the executive officers and directors of the Company on April 16, 1998 is set forth below as of that date:

                   NAME                     AGE                    POSITION
                   ----                     ---                    --------
Michael M. Tarnow(1)......................   53   Chief Executive Officer, President and
                                                  Director
Brian H. Dovey(1).........................   56   Chairman of the Board and Director
Charles Cohen, Ph.D.......................   47   Chief Scientific Officer and Director
Steven L. Basta...........................   32   Vice President, Corporate Development and
                                                  Investor Relations
Carl M. Cohen, Ph.D.......................   52   Vice President, Research
Thomas J. Facklam, Ph.D...................   47   Vice President, Product Development and
                                                  Operations
Cheryl K. Lawton..........................   36   Vice President and General Counsel
Gregory F. Liposky........................   43   Vice President, Contract Manufacturing
Wayne E. Mayhew III.......................   46   Vice President and Chief Financial
                                                  Officer, Treasurer and Secretary
Jeremy L. Curnock Cook....................   48   Director
Martyn D. Greenacre.......................   56   Director
Arthur J. Hale, M.D.(1)...................   71   Director
Suzanne Denbo Jaffe.......................   54   Director
Michael Rosenblatt, M.D...................   50   Director
James R. Tobin............................   53   Director

---------------

(1) Nominee for re-election to the Board of Directors.

     Michael M. Tarnow joined the Company as President, Chief Executive Officer and Director in July 1995. Prior to joining the Company, Mr. Tarnow was a career pharmaceutical executive at Merck & Co., Inc., beginning in 1973. From 1988 to 1990, Mr. Tarnow headed Merck's worldwide business development activities as Executive Director of Corporate Development. In 1990, he was appointed President and CEO of Merck Frosst Canada, Merck's Canadian subsidiary. In 1994, Mr. Tarnow returned to the United States as Executive Vice President of Medco Containment Services and Merck Managed Care, where he was responsible for initiating managed care programs in several international markets. Mr. Tarnow received his J.D. from the University of Illinois and bachelor's degree from Wayne State University.

     Brian H. Dovey has served as Chairman of the Board since January 1995 and as a member of the Company's Board of Directors since September 1992. Since 1988, Mr. Dovey has been General Partner of Domain Associates, a venture capital firm, affiliates of which are stockholders of the Company. From 1983 to 1988, Mr. Dovey was employed at Rorer Group Inc., now Rhone-Poulenc Rorer Inc., where he held various management positions, most recently as President. He also serves as a director of Connetics Corporation, Geron Corporation, NABI, Inc., Trimeris, Inc. and Vivus, Inc.

     Charles Cohen, Ph.D., a founder of the Company, has served as Chief Scientific Officer since June 1990, and as a member of the Company's Board of Directors since April 1982. Dr. Cohen previously served as Chief Executive Officer from January 1985 to December 1991 and from November 1993 to July 1995, President from January 1985 to December 1991 and from January to July of 1995, Chairman of the Board from June 1990 to January 1995 and Vice President and Scientific Director from April 1982 to January 1985. Prior to co-founding the Company, he was Manager of Biochemical Development for Waters Associates, a manufacturer of chromatography and filtration equipment, then a subsidiary of Millipore Corporation. He also serves as a director of Cortech, Inc. and Exelixis Pharmaceuticals, Inc. Dr. Cohen received his Ph.D. in Basic Medical

Science from New York University School of Medicine. Dr. Cohen served as a Research Fellow in the University of Virginia's Department of Biophysics and Biochemistry.

     Steven L. Basta joined the Company in February 1997 as Vice President, Corporate Development and Investor Relations. Prior to joining the Company, he was associated with Jundt Associates, an investment management firm, from July 1996 to December 1996. From September 1990 to June 1996, Mr. Basta held several positions with The Immune Response Corporation including Executive Director of Product Development from 1994 to 1996, Program Director for an HIV research joint venture from 1992 to 1993, and Director of Investor Relations and Market Development from 1991 to 1992. From 1988 to 1990, he served as an Associate with Dillon, Read & Co, Inc. He received an M.B.A. from the Kellogg Graduate School of Management of Northwestern University.

     Carl M. Cohen, Ph.D. joined the Company in November 1997 as Vice President, Research. Prior to joining the Company, he served as Acting Chairman, Department of Biomedical Research since 1996, Chief, Division of Cellular and Molecular Biology, Department of Biomedical Research since 1985 and Associate Chairman, Department of Biomedical Research from 1983 to 1985 at St. Elizabeth's Medical Center of Boston. In addition, he was a Professor, Department of Medicine and Department of Anatomy and Cellular Biology since 1991 at Tufts University School of Medicine. Dr. Cohen received his Ph.D. in Biophysics Research from Harvard University.

     Thomas J. Facklam, Ph.D. has served as Vice President, Product Development and Operations since May 1997. From May 1996 to May 1997 he served as Vice President, Product Development and Quality. Prior to joining the Company, he served as Senior Director International Project Management and Clinical Research since 1994 at R.W. Johnson Pharmaceutical Research Institute. From 1992 to 1994, he served as Vice President Biotechnology of Ares-Sorono, N.V., a pharmaceutical company, where he held drug development management positions from 1987 to 1992. Previously, he held research and development positions at Serono Laboratories, Inc., a pharmaceutical company, and the Batelle Memorial Institute, a contract research organization. He received his Ph.D. in Biochemistry/Molecular Biology from Ohio State University.

     Cheryl K. Lawton joined the Company in January 1997 as Vice President and General Counsel. Prior to joining the Company, she served as Vice President beginning in January 1996, General Counsel beginning in April 1995 and Associate General Counsel from May 1994 to April 1995 at MediSense, Inc., an international medical device manufacturing company. From November 1989 to April 1994, she held various legal positions and last served as Assistant General Counsel at Damon Corporation, a clinical laboratory service provider. Ms. Lawton received her J.D. from Suffolk University School of Law.

     Gregory F. Liposky has served as Vice President, Contract Manufacturing since February 1997. From March 1993 to February 1997, he served as Vice President, Manufacturing. Prior to joining the Company, he served as Vice President, Bioprocessing since October 1991 at Verax Corporation ("Verax"), a toll manufacturer of biotechnology products, where he served as Operations Manager from November 1989 to October 1991 and Production Manager from January 1985 to November 1989. He received his M.B.A. from Monmouth College.

     Wayne E. Mayhew III has served as Chief Financial Officer since May 1983, Vice President since August 1984, Treasurer since December 1986, and Secretary since 1990. Prior to joining the Company, he was a Small Business Services and Audit Manager for Deloitte, Haskins & Sells. Mr. Mayhew is a certified public accountant. He received his Masters in Accounting from Brigham Young University.

     Jeremy L. Curnock Cook has been a member of the Company's Board of Directors since January 1995. He is currently a director of Rothschild Asset Management Limited which acts as an advisor to Biotechnology Investments Limited, which is a stockholder of the Company. In 1975, Mr. Curnock Cook founded and became Managing Director of The International Biochemical Group Ltd., a company engaged in applied biotechnology, which was subsequently acquired by Royal Dutch/Shell Group of Companies in 1985. He also serves as a director of Cell Therapeutics, Ribozyme Pharmaceuticals, Inc., Sugen, Inc. and Targeted Genetics Corp.

     Martyn D. Greenacre has been a member of the Company's Board of Directors since June 1993. He is currently Chief Executive Officer and President of Delsys Pharmaceutical Corporation. From 1993 to 1997, Mr. Greenacre was President and Chief Executive Officer of Zynaxis, Inc., a drug delivery company. Prior to Zynaxis, from 1973 through 1992, he was with SmithKline Beecham where he held several senior management positions, most recently as chairman of European operations. He also serves as a director of Cephalon Inc., Delsys Pharmaceutical Corp., GENSET S.A. and IBAH, Inc.

     Arthur J. Hale, M.D., has been a member of the Company's Board of Directors since June 1987. Since 1985, Dr. Hale has been a partner and director of Apax Partners & Co. Ventures Ltd., a venture capital firm, affiliates of which are stockholders of the Company. Previously, he was Vice President of Research and Development at G.D. Searle in the United Kingdom.

     Suzanne Denbo Jaffe has been a member of the Company's Board of Directors since January 1997. Since 1994, Ms. Jaffe has been the Managing Director of Hamilton & Co., an investment management consulting firm. From 1985 to 1993, Ms. Jaffe was a Managing Director of Angelo, Gordon & Co., L.P., a money management firm. From 1983 to 1985, she was Deputy Comptroller of New York State. She served under President Reagan on the Board of Trustees of the Social Security and Medicare Trust Funds and also was a member of the ERISA Advisory Council of the Department of Labor. She is currently a trustee of Fordham University and a director of Olin Corporation and Research Corporation.

     Michael Rosenblatt, M.D. has been a member of the Company's Board of Directors since June 1993. Since 1996, Dr. Rosenblatt has been the Faculty Dean for Academic Programs at Care Group at Harvard Medical School and Senior Vice President for Academic Affairs at Beth Israel Deaconess Medical Center in Boston. Since 1992, Dr. Rosenblatt has been the Ebert Professor of Molecular Medicine at Harvard Medical School, Chief of the Division of Bone and Mineral Metabolism at Beth Israel Deaconess Medical Center, and Director of the Harvard-Massachusetts Institute of Technology Division of Health Sciences and Technology. From 1983 through 1992, he was with Merck Sharp & Dohme Research Laboratories, most recently serving as Senior Vice President for Research. He also serves as a director of ProScript, Inc.

     James R. Tobin has been a member of the Company's Board of Directors since January 1995. He has served as Chief Executive Officer since February 1997 and President since February 1994 of Biogen, a biotechnology company. He also served as Chief Operating Officer of Biogen from February 1994 to February 1997. Prior to joining Biogen, Mr. Tobin was with Baxter International Inc., a health care products company, where he served as President and Chief Operating Officer from 1992 to 1994, as Executive Vice President from 1988 to 1992 and in various management positions prior to 1988. He also serves as a director of Biogen, Inc. and Genovo, Inc.

     The Company has agreed to nominate James R. Tobin to serve as a member of the Board of Directors of the Company through his current term and through one additional three-year term. Commencing with the date on which the additional three-year term of Mr. Tobin ends, the Company has agreed to nominate either the Chairman or the President of Biogen to serve as a member of the Board of Directors of the Company for two additional three-year terms thereafter. Officers are elected and serve at the discretion of the Board of Directors. There are no family relationships among any of the directors and executive officers of the Company.

          INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

BOARD AND COMMITTEE MEETINGS

     The Company has a standing Audit Committee of the Board of Directors, which provides the opportunity for direct contact between the Company's independent accountants and the Board. The Audit Committee met two times during 1997 to review the services provided by the auditors during the annual audit, to review the adequacy of financial statement disclosures, to discuss the Company's internal control policies and procedures and to consider and recommend the selection of the Company's independent accountants. The members of the Audit Committee are Mr. Greenacre, Mr. Curnock Cook and Ms. Jaffe.

     The Company also has a standing Compensation Committee of the Board of Directors, which provides recommendations to the Board regarding compensation programs of the Company and administers the Company's 1987 Stock Plan, Employee Stock Purchase Plan, 1992 Non-Employee Director Non-Qualified Stock Option Plan and 1998 Stock Plan including the grant of stock options and the issuance of restricted shares to employees. The Compensation Committee also is responsible for establishing and modifying the compensation of all corporate officers of the Company (including compensation pursuant to stock options and other employee benefit plans and arrangements) and the engagement of, terms of any employment agreements and arrangements with, and termination of, all corporate officers of the Company. The Compensation Committee met six times during 1997. The members of the Compensation Committee are Mr. Dovey, Dr. Hale and Mr. Tobin. See "Report of the Compensation Committee on Executive Compensation."

     The Company does not have a Nominating Committee.

     The Board of Directors met six times during 1997. Each director nominated for re-election attended at least 75% of the aggregate number of Board meetings and meetings held by all Committees on which he or she then served.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTOR COMPENSATION

     Standard Arrangements. For their services to the Company, non-employee directors of the Company receive cash payments in the amount of an annual retainer of $10,000 and $1,000 for each Board meeting attended in person. Non-employee directors who are members of a committee of the Board receive $1,000 for each committee meeting attended on a day other than a day on which a Board meeting is held. There are no cash payments for participation in Board or committee meetings held by telephone conference call. Directors who are employed by the Company do not receive compensation for attendance at Board or committee meetings. Directors are reimbursed for any expenses incurred attendant to Board membership.

     Pursuant to the Company's 1992 Non-Employee Director Non-Qualified Stock Option Plan (the "Director Plan"), during the year ended September 30, 1993, Brian H. Dovey, Martyn D. Greenacre, Arthur J. Hale and Michael Rosenblatt, and, during the year ended September 30, 1995, Jeremy L. Curnock Cook and James R. Tobin were each granted an option for the purchase of 10,000 shares of Common Stock. Pursuant to the amendment to the Director Plan approved by the Stockholders in May 1996, each of the above listed directors was granted an additional option for the purchase of 10,000 shares of Common Stock and Suzanne Denbo Jaffe was granted an option for the purchase of 20,000 shares of Common Stock. The Director Plan provides that each future non-employee director will be granted an option to purchase 20,000 shares of Common Stock upon election to the Board of Directors. In addition, the Director Plan provides the grant of an annual option to purchase 5,000 shares of Common Stock to each non-employee member of the Board serving as of the Annual Meeting. All of the options under the Director Plan are granted at the fair market value of the Common Stock on the date the option is granted. All of the options granted under the Director Plan vest at the rate of 25% on each of the first four anniversaries after the date of grant.

     In connection with his services as a medical advisor to the Company, on March 20, 1996, Michael Rosenblatt, M.D. was granted an additional option to purchase 10,000 shares of Common Stock at an exercise price of $9.34375 per share, 5,000 shares of which vested immediately and 5,000 shares of which vested on January 1, 1997. For his continuing services as Chairman of the Board of Directors, on January 14, 1997, Brian H. Dovey was granted an option to purchase 20,000 shares of Common Stock at an exercise price of $10.0625 per share vesting annually over four years from the date of grant.

EXECUTIVE COMPENSATION

     Compensation which was earned for services in all capacities for the years ended December 31, 1997 and 1996 and the year ended September 30, 1995 and which the Company paid to or accrued for the Chief

Executive Officer during 1997 and each of the four other most highly compensated executive officers of the Company for service rendered during such periods, is set forth in the following table.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                                                   COMPENSATION
                                                                                   ------------
                                                     ANNUAL COMPENSATION              AWARDS
                                             -----------------------------------   -------------
                                                                   OTHER ANNUAL     SECURITIES       ALL OTHER
                                              SALARY     BONUS     COMPENSATION     UNDERLYING     COMPENSATION
   NAME AND PRINCIPAL POSITION      YEAR(1)   ($)(2)      ($)         ($)(3)       OPTIONS(#)(4)        ($)
   ---------------------------      -------   ------     -----     ------------    -------------   ------------
Michael M. Tarnow(5)..............   1997    $315,000   $133,000      $75,500(5)            --       $  4,500(8)
  President and                      1996     286,362    241,500       12,423(5)       200,000        193,781(9)
  Chief Executive Officer            1995      57,292         --       47,826(5)     1,000,000             --
Charles Cohen, Ph.D...............   1997     262,500    102,000           --               --          4,500(8)
  Chief Scientific Officer           1996     239,090    165,000           --          200,000         35,249(10)
                                     1995     217,350     65,000           --          470,000         50,878(11)
Thomas J. Facklam, Ph.D.(6).......   1997     171,030     38,800           --           23,000          2,816(8)
  Vice President, Product            1996      93,334     15,000       45,263(6)       100,000             --
  Development & Quality
Cheryl K. Lawton(7)...............   1997     145,481     30,000           --           70,000             --
  Vice President and General
    Counsel
Wayne E. Mayhew III...............   1997     154,000     17,000           --           20,000          4,020(8)
  Vice President and                 1996     134,000     56,250           --           20,000          4,500(8)
  Chief Financial Officer,           1995     130,727     41,000           --           60,000          3,684(8)
  Treasurer and Secretary

---------------

 (1) In January 1996, the Board of Directors voted to change the Company's fiscal year end from September 30 to December 31, effective with the three month period ended December 31, 1995 (the "Transition Period"). During the Transition Period, Mr. Tarnow, Dr. Cohen and Mr. Mayhew received salary payments of $68,750, $59,500 and $33,017, respectively and Mr. Tarnow received $85,854 in other annual compensation (see Note 5 below). The bonuses related to the Transition Period are included in the bonuses paid or accrued to the named executive officers in 1996. No stock options were granted and no other compensation was paid to the named executive officers during this Transition Period.

 (2) The amounts shown include the individual's before-tax contributions to the Company's 401(k) retirement plan.

 (3) Unless included in the table, non-cash benefits were less than the lesser of 10% of each such person's respective cash compensation or $50,000.

 (4) Options to purchase the number of shares shown were granted pursuant to the Company's 1987 Stock Plan.

 (5) Mr. Tarnow joined the Company in July 1995. The amounts reported as Other Annual Compensation in fiscal 1997 and 1996, the Transition Period (see
     Note 1 above) and fiscal 1995, respectively, consist of reimbursed relocation and related expenses, including reimbursement of related income taxes.

 (6) Mr. Facklam joined the Company in June 1996. The $45,263 reported as Other Annual Compensation in fiscal 1996 consists of reimbursed relocation and related expenses, including reimbursement of related income taxes.

 (7) Ms. Lawton joined the Company in January 1997.

 (8) Consists of matching 401(k) contributions.

 (9) Consists of payments made by the Company to third parties in connection with the relocation of Mr. Tarnow ($190,000) and matching 401(k) contributions ($3,781).

(10) Consists of payment of deferred compensation ($12,500), forgiveness of principal and interest under amounts payable to the Company ($18,249) and matching 401(k) contributions ($4,500).

(11) Consists of forgiveness of principal and interest under Dr. Cohen's notes payable to the Company, as provided in his employment contract ($46,378) and matching 401(k) contributions ($4,500).

OPTION GRANTS

     The following table shows, as to each person named, the options to purchase Common Stock granted by the Company under the 1987 Stock Plan in 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                               POTENTIAL REALIZABLE
                                          INDIVIDUAL GRANTS                      VALUE AT ASSUMED
                          --------------------------------------------------       ANNUAL RATES
                                       % OF TOTAL                                    OF STOCK
                          NUMBER OF     OPTIONS                                 PRICE APPRECIATION
                          SECURITIES   GRANTED TO                                   FOR OPTION
                          UNDERLYING   EMPLOYEES     EXERCISE                         TERM(2)
                           OPTIONS     IN FISCAL      PRICE      EXPIRATION    ---------------------
          NAME            GRANTED(#)      YEAR      ($/SHARE)       DATE        5%($)       10%($)
          ----            ----------   ----------   ---------    ----------     -----       ------
Thomas J. Facklam,
  Ph.D..................    23,000(1)      2.6%      $ 8.0000     5/21/2007    $115,717   $  293,249
Cheryl K. Lawton........    70,000(1)      7.8%       10.0625     1/14/2007     442,978    1,122,592
Wayne E. Mayhew III.....    20,000(1)      2.2%        8.1250     5/20/2007     102,195      258,983

---------------

(1) These options are stock options granted under the Company's 1987 Stock Plan at fair market value for a term of ten years. Dr. Facklam's options will become exercisable as to 25% on May 21, 1998 and thereafter vest in equal annual portions through May 21, 2001. Ms. Lawton's options became exercisable as to 25% on January 14, 1998 and thereafter vest in equal annual portions through January 14, 2001. Mr. Mayhew's options became exercisable as to 25% on January 1, 1998 and thereafter vest in equal annual portions through January 1, 2001. In addition, the options fully vest in the event of a change in control of the Company. See "Employment Agreements."

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR END OPTION VALUES

     The following table shows, as to each person named, the aggregated stock options exercised under the Company's stock option plans in fiscal year 1997 and year-end values.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                            NUMBER OF
                                                      SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                            SHARES                     UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                           ACQUIRED      VALUE        AT FISCAL YEAR-END(#)       AT FISCAL YEAR-END($)(2)
                          ON EXERCISE   REALIZED   ---------------------------   ---------------------------
          NAME                (#)        ($)(1)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----            -----------   --------   -----------   -------------   -----------   -------------
Michael M. Tarnow.......     7,010      $38,574      612,990        560,000      $2,555,829     $2,002,640
Charles Cohen, Ph.D.....        --           --      608,126        353,542       2,187,383      1,137,109
Thomas J. Facklam,
  Ph.D..................        --           --       25,000         98,000              --             --
Cheryl K. Lawton........        --           --           --         70,000              --             --
Wayne E. Mayhew III.....     4,000       30,225       79,589         50,000         417,618         77,816

---------------

(1) Based upon the closing price of the Company's Common Stock on various dates of exercise as reported by The Wall Street Journal. The options each had an exercise price equal to the fair market value of the Company's Common Stock on the date the options were granted. The value realized upon exercise of the options resulted directly from appreciation in the Company's stock price during the optionee's tenure with the Company.

(2) Based upon the $7.375 closing price of the Company's Common Stock on December 31, 1997 as reported by The Wall Street Journal. The options each had an exercise price equal to the fair market value of the Company's Common Stock on the dates the options were granted. The valuation of the unexercised in-the-money options results directly from appreciation in the Company's stock price during the optionee's tenure with the Company.

EMPLOYMENT AGREEMENTS

     The Company has entered into an employment agreement with Michael M. Tarnow pursuant to which Mr. Tarnow has agreed to serve as President and Chief Executive Officer of the Company at a current annual base salary of $330,000 (subject to increase), plus an annual performance bonus at the discretion of the Board of Directors of up to 60% of his annual salary. The Company's original agreement with Mr. Tarnow was for an initial two-year term ended on July 16, 1997, and thereafter for successive one-year periods, unless terminated by either party by prior written notice of at least 90 days. Notwithstanding the foregoing, the employment agreement may be terminated for cause. In the event that the Company terminates Mr. Tarnow's employment other than for cause or Mr. Tarnow is constructively terminated by having his authority and role materially reduced or by no longer serving as the Company's President and Chief Executive Officer or as a Director, the Company has agreed to pay his salary for a period of twelve months after the date of termination and has agreed to pay a pro rata portion of his annual bonus through the date of his termination. Pursuant to this agreement, Mr. Tarnow was granted options to purchase 1,000,000 shares of the Company's Common Stock. The options became exercisable as to 20% immediately and thereafter vest in equal annual portions through July 16, 1999.

     The Company has entered into an employment agreement with Dr. Charles Cohen pursuant to which the Company retained Dr. Cohen's services at a current annual salary of $275,000 (subject to increase) and a target annual bonus of 60% of his annual salary based on performance. The Company's original agreement with Dr. Cohen was for an initial term ended on December 31, 1993 and, thereafter, continues for additional periods of one year, unless at anytime during the term such agreement is terminated by either party by written notice of not less than 90 days. Notwithstanding the foregoing, the employment agreement may be terminated for cause. In the event the Company terminates Dr. Cohen's employment other than for cause, or Dr. Cohen terminates his employment as a result of breach by the Company or in certain other limited circumstances constituting a constructive termination, the Company has agreed to pay his salary at the annual rate in effect on the date of termination for twelve months after the date of termination or, if sooner, the date of his employment by a third party.

     The Company has entered into an employment agreement with Dr. Carl Cohen, which agreement provides for a current annual salary of $176,000 (subject to increase), plus a bonus to be determined annually based upon mutually agreed objectives and the payment of salary for six months following an involuntary termination. Pursuant to this agreement, Dr. Carl Cohen was granted stock options to purchase 100,000 shares of Common Stock vesting annually over four years.

     The Company has entered into an employment agreement with Steven L. Basta, which agreement provides for a current annual salary of $131,000 (subject to increase), plus a bonus to be determined annually based upon mutually agreed objectives and the payment of salary for six months following an involuntary termination. Pursuant to this agreement, Mr. Basta was granted stock options to purchase 50,000 shares of Common Stock vesting annually over four years.

     The Company has entered into an employment agreement with Dr. Thomas J. Facklam, which agreement provides for a current annual salary of $181,000 (subject to increase), plus a bonus to be determined annually based upon mutually agreed objectives and the payment of salary for six months following an involuntary termination. Pursuant to this agreement, Dr. Facklam was granted stock options to purchase 100,000 shares of Common Stock vesting annually over four years.

     The Company has entered into an employment agreement with Cheryl K. Lawton, which agreement provides for a current annual salary of $157,000 (subject to increase), plus a bonus to be determined annually based upon mutually agreed objectives and the payment of salary for six months following an involuntary termination. Pursuant to this agreement, Ms. Lawton was granted stock options to purchase 70,000 shares of Common Stock vesting annually over four years.

     As part of its acquisition of the manufacturing facility from Verax Corporation, the Company assumed an employment agreement with Gregory F. Liposky, which agreement provides for a current annual salary of $131,000 (subject to increase) and for the payment of salary for twelve months following an involuntary termination.

     The Company has entered into an employment agreement with Wayne E. Mayhew III, which agreement provides for a current annual salary of $161,000 (subject to increase) and the payment of salary for six months following an involuntary termination.

     The Company has agreed with Mr. Tarnow, Dr. Charles Cohen, Mr. Basta, Dr. Carl Cohen, Dr. Facklam, Ms. Lawton and Mr. Mayhew that the options held by them will fully vest in the event of a sale of all or substantially all of the assets of the Company or a sale of the Company by merger or another transaction whereby the stockholders of the Company prior to such transaction do not own a majority of the outstanding shares of the Company after such transaction or if a majority of the Board of Directors is changed as a result of a proxy contest (a "Change of Control"). In addition, the Company agreed with Dr. Charles Cohen that his options would also fully vest in the event of his constructive termination, including failure to be elected to the Board of Directors, and that his options would be exercisable for up to one year after a termination following a Change of Control or a constructive termination.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

  Overview and Philosophy

     The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of independent outside directors. The Committee, which consists of Arthur J. Hale, Brian H. Dovey, and James R. Tobin, approves stock option grants for key employees and salaries and bonuses for officers of the Company. See "Information about the Board of Directors and its Committees."

     The goals of the Committee are to provide an executive compensation program that enables the Company to attract and retain key executive personnel and to motivate those executives to achieve the Company's objectives. The Company is presently in its research and development phase and has not yet achieved profitability; therefore, traditional methods of evaluating executive performance, such as profit levels and return on equity, would be inappropriate. Accordingly, assessment of each executive's performance, as described more fully below, is based on goals which reflect the Company's stage of development.

  Compensation Policies Applicable to Executive Officers

     There are three basic components of executive compensation: a base salary, an annual cash bonus and periodic stock option grants. The annual cash bonus and stock option grants are performance-based incentive compensation. In addition to these components, executive officers of the Company are eligible to participate in all employee benefit programs generally available to all other Company employees.

     In considering compensation of the Company's executives, one of the factors the Committee takes into account is the anticipated tax treatment to the Company of various components of compensation. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction by a public company for annual compensation over $1 million paid to its chief executive officer or any of the four other most highly compensated executives. Certain performance-based compensation, of the type provided in the Company's stock option plans, can be exempt from the deduction limit if the plan satisfies the Internal Revenue Service ("IRS") regulatory requirements.

     It is the policy of the Committee and the Board of Directors to seek to preserve tax deductibility of compensation paid to executives unless regulatory requirements to do so are contrary to the best interest of the Company and its shareholders.

     Base Salary. In setting the annual base salary levels for each executive officer, the Committee reviews surveys and other available information on the base salaries of executive officers in other biotechnology companies. In determining which biotechnology companies to include in its comparison, the Committee considers the size and complexity of the company, the stage of development of its products and geographical location. Within this survey group, the Committee seeks to make comparisons to executive officers with comparable levels of experience, and with similar responsibilities and expected levels of contribution to the Company's performance. The Company seeks to set base salaries and annual cash bonuses at the midpoint of the range of compensation paid by comparable companies. In addition, the initial level of compensation paid to those executives hired more recently has been determined by market forces and is consistent with industry practice.

     Annual Bonus. The annual cash bonuses are based on the Committee's subjective evaluation of each executive officer's progress toward performance objectives. The Company established these objectives in conjunction with developing the business plan for fiscal 1997. Each executive's objectives are comprised of two components: one based on progress toward the Company's overall goals and the other based on progress toward goals derived from the Company's goals but related specifically to that officer's areas of responsibility. In this way, the Company seeks to reward its executives for teamwork as well as individual effort. The Company's basic categories of goals and objectives are: progress toward commercialization of the Company's products, progress in the Company's discovery research programs and progress in funding the Company's operations. The Committee determined the amount of each executive's bonus based on a subjective assessment of progress toward the individual and the Company components of that executive's performance objectives during fiscal 1997. Accordingly, the Committee awarded incentive cash bonus compensation to executive officers in fiscal 1997 as shown in the "Summary Compensation Table."

     Long Term Incentive Compensation. The Company's 1987 Stock Plan authorizes a committee of not less than two non-employee directors to grant stock-based awards to executive officers. This plan is designed to align a significant portion of the executive compensation program with stockholder interests. The amounts of the awards are designed to reward past performance and create incentives to meet long-term objectives. Awards are made at a level calculated to be competitive within the biotechnology industry as well as a broader group of companies of comparable size and complexity. In determining the amount of each grant, the Committee takes into account the number of shares held by the executive prior to the grant. Accordingly, the Committee granted options to executive officers in fiscal 1997 as shown in the table "Option Grants in Last Fiscal Year." The exercise prices of such options reflect the fair market value on the date of grant.

  Compensation of Chief Executive Officer

     Mr. Tarnow joined the Company in July 1995 as President, Chief Executive Officer and Director. At the time he was hired by the Company, Mr. Tarnow entered into an employment agreement with the Company which was negotiated as a condition to his joining the Company. Under the agreement, Mr. Tarnow receives a current annual base salary of $330,000 (subject to increase), plus an annual performance bonus at the discretion of the Board of Directors of up to 60% of his annual salary.

     The compensation plan for Mr. Tarnow is determined by the Committee in a manner that is similar to that of other executive officers. However, Mr. Tarnow's total compensation is more weighted toward performance-based incentive compensation, with such incentive compensation focused on progress toward overall Company objectives, as compared to the other executive officers. The rationale supporting this approach is that the CEO has greater responsibility for the overall direction and performance of the Company in comparison to other executive officers and therefore should be compensated accordingly.

     In recognition of his achievement of his performance objectives during the year ended December 31, 1997, the Committee increased Mr. Tarnow's annual salary from $315,000 to $330,000 and awarded Mr. Tarnow a $133,000 bonus. The Committee believes Mr. Tarnow has made a significant contribution during this period and has continued to move the Company towards its long term strategic objectives.

     As part of the compensation package negotiated with Mr. Tarnow at the time of his hiring in July 1995, the Company granted qualified incentive stock options to Mr. Tarnow to purchase 173,910 shares of Common Stock at an exercise price of $2.875 per share, which represents the fair value on the date of grant. The options became exercisable as to 20% immediately and thereafter vest in equal annual portions through July 16, 1999. The Company also granted non-qualified incentive stock options to Mr. Tarnow to purchase 826,900 shares of Common Stock at an exercise price of $2.875, which represents the fair value on the date of grant. The options became exercisable as to 20% immediately and thereafter vest in equal annual portions through July 16, 1999. On July 16, 1996, the Company granted Mr. Tarnow non-qualified incentive stock options to purchase 200,000 shares of Common Stock at an exercise price of $5.5625 per share, which represents fair market value on the date of grant. The options vest in equal annual portions through July 16, 2001. On April 16, 1998, the Company granted Mr. Tarnow additional non-qualified incentive stock options to purchase 81,000 shares of Common Stock at an exercise price of $7.47 per share, which represents fair market value on the date of grant. The options vest in equal portions through April 16, 2002. These option packages are designed to align the interests of Mr. Tarnow with those of the Company's stockholders with respect to short-term operating results and long-term increases in the price of the Company's stock. The grant of these options is consistent with the goals of the Company's stock option program as a whole.

                             COMPENSATION COMMITTEE
                            Arthur J. Hale, Chairman
                                 Brian H. Dovey
                                 James R. Tobin

     The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are Dr. Hale, Mr. Dovey and
Mr. Tobin. No executive officer of the Company is a member of the Compensation Committee. There are no interlocks between the members of the Compensation Committee and the executive officers of the Company.

                            STOCK PERFORMANCE GRAPH

     The graph and table below compare the cumulative total stockholder return on a quarterly basis on the Company's Common Stock for the period from December 17, 1992 (the date of the Company's initial public offering) through December 31, 1997, against the cumulative total returns on the Nasdaq Stock Market Index (U.S.) ("Nasdaq Stock") and the Nasdaq Pharmaceutical Stock Index ("Nasdaq Pharmaceutical") for the same period.

               Measurement Period                                              NASDAQ            NASDAQ
             (Fiscal Year Covered)                            CBMI             Stock         Pharmaceutical
12/17/92                                                       100               100               100
3//93                                                           88               102                72
6/93                                                           116               104                76
9/93                                                           130               113                82
12/93                                                          148               115                89
3/94                                                           121               110                73
6/94                                                            45               105                63
9/94                                                            48               114                71
12/94                                                           24               112                67
3/95                                                            39               122                72
6/95                                                            43               140                84
9/95                                                            81               157               105
12/95                                                          100               159               123
3/96                                                           134               166               128
6/96                                                           121               180               124
9/96                                                           102               186               127
12/96                                                          148               195               123
3/97                                                           107               185               117
6/97                                                           101               219               126
9/97                                                           154               256               142
12/97                                                          105               240               127

     The above graph and table assume $100 invested on December 17, 1992, with all dividends reinvested, in each of the Company's Common Stock, the Nasdaq Stock Market Index (U.S.), and the Nasdaq Pharmaceutical Index.

                              CERTAIN TRANSACTIONS

     In September 1994, the Company signed a three year manufacturing contract with Biogen to produce in the Company's manufacturing facility in West Lebanon, New Hampshire several of Biogen's protein-based therapeutic candidates for use in Biogen's clinical trials. The contract covered the period from January 1995 through December 1997. As part of a research collaboration signed in December 1996, the companies agreed to extend the manufacturing contract for two years through December 31, 1999, with Biogen having the option, but not the obligation, to use the manufacturing facility for a mutually agreeable number of months in one of the two years. To enable the Company to meet its obligations under the manufacturing contract, Biogen financed the construction of a 7,000 square foot addition to the present facility for cGMP production using bacterial fermentation at an estimated total cost of $2,900,000. The Company agreed to reimburse Biogen for the construction costs and leasehold improvements at the end of the contract term at an amount equal to Biogen's construction costs less $300,000 and less all accumulated depreciation. The reimbursement to Biogen is expected to be no more than $2,100,000. Biogen also agreed to lease equipment to the Company for the operation of such portion of the facility and for cGMP production using bacterial fermentation by the Company at an estimated total cost of $2,400,000, as provided in an equipment lease agreement. The Company has the option to purchase the equipment at the end of the extended lease term for an amount equal to its then fair market value or for such other amount as negotiated by the parties. James R. Tobin, a director of the Company since January 1995, is President and Chief Executive Officer of Biogen.

     In December 1994, the Board of Directors designated a series of preferred stock of the Company consisting of 1,500,000 shares of the authorized, unissued preferred stock, as Series 1994/A Convertible

Preferred Stock (the "Series Preferred Stock"). In December 1994 and January 1995, the Company sold in a private placement, an aggregate of 1,130,000 units (the "Units"), each Unit consisting of one share of Series Preferred Stock and one warrant to purchase one share of the Company's Common Stock at a purchase price of $9.9375 per Unit. Each share of the Series Preferred Stock was converted in August 1995 into five shares of Common Stock. Each warrant is exercisable for a period of five years from the date of issuance at an exercise price of $2.385 per share. At December 31, 1997, warrants to purchase 866,753 shares of Common Stock were outstanding. The investors who purchased the Units included, among others, the following beneficial owners of more than 5% of the Common Stock:

                                                                UNITS          TOTAL
                      5% STOCKHOLDERS                         PURCHASED    CONSIDERATION
                      ---------------                         ---------    -------------
Entities associated with Apax Partners......................   409,159      $4,066,018
Biotechnology Investments Limited...........................   100,584         999,554
Entities associated with Domain Associates..................   301,886       2,999,992

     Pursuant to stock purchase agreements executed in connection with the sale of Units, described above, the Company filed a registration statement registering for resale by the holders the Common Stock issued upon the conversion of the shares of Series Preferred Stock.

     In September 1996, the Company loaned $350,000 to Michael M. Tarnow, President and Chief Executive Officer of the Company. The loan is evidenced by a fully secured promissory note bearing interest at the annual rate of 6.02% and payable in three equal annual installments, plus accrued interest. As of December 31, 1997, $238,016, including accrued interest of $4,682, of such indebtedness remained outstanding.

     In December 1996, the Company entered into a Research Collaboration and License Agreement with Biogen to collaborate on the development of novel therapeutics based on OP-1 for the treatment of renal disorders. The initial focus of the collaboration is on advancing the development of the Company's morphogenic protein, OP-1, for the treatment of acute and chronic renal failure. Under the agreement, the Company granted to Biogen exclusive worldwide rights to manufacture, market and sell OP-1 and OP-1 products developed through the collaboration for the treatment of renal disease. Biogen paid the Company a $10,000,000 license fee in 1996 and made an $18,000,000 equity investment which were recorded in the quarter ended December 31, 1996. In addition, the agreement provides for $10,500,000 in research funding over a three year period ending December 31, 1999, of which $4,000,000 has been recognized through December 31, 1997. Biogen also will pay up to an additional $69,000,000 upon the attainment of certain milestones and will make available a $15,000,000 line of credit. The agreement further provides for the payment of royalties to the Company based on product sales.

     The Company may draw upon the $15,000,000 line of credit over a three year period ending December 31, 1999 to fund the research and development of small molecule products based on OP-1. Advances are limited to up to $10,000,000 in 1998 and the balance in 1999. As of December 31, 1997 the Company has not drawn any amounts under the line of credit. In exchange for the line of credit, Biogen received an exclusive option to obtain an exclusive, worldwide license to OP-1 based small molecule products for the treatment of renal disorders. In the event Biogen exercises its option, Biogen will forgive the lesser of $10,000,000 or the principal amount outstanding under the line of credit. The remaining principal, together with all accrued and unpaid interest, is due and payable five years from the date of the first advance and may be repaid, at the Company's option, in either cash, common stock or reduction of royalties due the Company from Biogen.

     As of February 27, 1998 the holders of approximately 4,706,895 shares of outstanding or issuable Common Stock (the "Registrable Securities") are entitled to certain rights to register such shares under the Securities Act for sale to the public. The holders of Registrable Securities include, among others, Entities associated with Apax Partners, BIL, Entities associated with Domain Associates, and Biogen. Under the terms of the Second Amended and Restated Registration Rights Agreement dated as of January 31, 1992, as amended, in the event the Company proposes at any time to register any of its securities under the Securities Act for sale for its own account, such holders shall be entitled to include shares of Common Stock in such registration. Such holders have the additional right to require the Company, on not more than three occasions, whether or not the Company proposes to register any of its Common Stock for sale, to register all or part of their shares for sale to the public under the Securities Act, subject to certain conditions and limitations. In addition, holders of Registrable Securities may require the Company to register all or part of their shares on Form S-3 (or a successor short form of registration) if the Company then qualifies for use of such form, subject to certain conditions and limitations.

     The Company has had equity transactions with BIL, Entities associated with Apax Partners, Dr. Hale individually, Entities associated with Domain Associates and Biogen, as described above. Mr. Curnock Cook, a director of the Company, is a director of Rothschild Asset Management Limited, which is an advisor to BIL and to Rothschild Asset Management (C.I.) Limited, which is the manager of BIL. Dr. Hale, a director of the Company, is a partner and director of Apax Partners & Co. Ventures, Ltd., the manager of or an advisor to the Entities associated with Apax Partners. Mr. Dovey, a director of the Company, is a General Partner of Domain Associates and a General Partner of the general partner of the Entities associated with Domain Associates. Mr. Tobin, a director of the Company, is President and Chief Executive Officer of Biogen.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Compliance with Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock of the Company. Officers, directors and greater than ten-percent beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1997, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with except (i) Mr. Curnock Cook, Mr. Greenacre, Dr. Hale and Mr. Tobin each filed one late report covering the grant of an option to purchase 10,000 shares of Common Stock pursuant to the Director Plan, (ii) Mr. Dovey filed one late report covering the grant of an option to purchase 20,000 shares of Common Stock pursuant to the Company's 1987 Stock Plan, (iii) Dr. Rosenblatt filed two late reports covering the grant of an option to purchase 10,000 shares of Common Stock pursuant to the Director Plan and the grant of an option to purchase 10,000 shares of Common Stock pursuant to the 1987 Stock Plan, and (iv) Mr. Mayhew filed one late report covering the purchase of 759 shares of Common Stock pursuant to the Employee Stock Purchase Plan.

                              INDEPENDENT AUDITORS

     Deloitte & Touche LLP, independent accountants, audited the Company's financial statements for the fiscal year ended December 31, 1997 and has been selected by the Audit Committee of the Board of Directors as independent auditors for the current year. The Company expects that representatives of Deloitte & Touche LLP will be present at the Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to questions.

                                  PROPOSAL 1:

                             ELECTION OF DIRECTORS

     The Restated Certificate of Incorporation of the Company provides for a classified Board of Directors. The Board of Directors currently consists of nine members, classified into three classes as follows: Mr. Dovey, Dr. Hale and Mr. Tarnow constitute a class with a term which expires at the Meeting (the "Class I Directors"); Mr. Greenacre, Dr. Rosenblatt and Mr. Tobin constitute a class with a term ending at the 1999 Annual Meeting (the "Class II Directors"); and Dr. Cohen, Mr. Curnock Cook and Ms. Jaffe constitute a class with a term ending at the 2000 Annual Meeting (the "Class III Directors"). At each Annual Meeting of

Stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

     Pursuant to the Company's By-Laws, the Board of Directors on April 16, 1998 voted to nominate and to recommend to the Stockholders the election of Mr. Dovey, Dr. Hale and Mr. Tarnow to the Board of Directors of the Company to serve until 2001 in the class of directors whose term shall expire at the 2001 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. The Class II directors (Mr. Greenacre, Dr. Rosenblatt and Mr. Tobin) and the Class III directors (Dr. Cohen, Mr. Curnock Cook and Ms. Jaffe) will serve until the Annual Meeting of Stockholders to be held in 1999 and 2000, respectively, or until their respective successors have been elected and qualified.

     It is the intention of the persons named in the Proxy, unless otherwise directed, to vote all proxies in favor of the election to the Board of Directors of the nominees identified below. If any nominee should become unavailable to serve for any reason, which management does not anticipate, the Proxy will be voted for any substitute nominee selected by the Board of Directors prior to or at the Meeting, or the Board of Directors may reduce the membership of the Board of Directors to the number of nominees available. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve.

     A plurality of the votes cast at the Meeting is required to elect each nominee as a director.

     THE BOARD OF DIRECTORS RECOMMENDS ELECTION OF MR. DOVEY, DR. HALE AND MR. TARNOW AS DIRECTORS AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR HEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                                  PROPOSAL 2:

               AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION
                      TO INCREASE AUTHORIZED COMMON STOCK

     On April 16, 1998, the Board unanimously adopted a resolution proposing that the Company amend its Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock by 50,000,000 shares from 50,000,000 to 100,000,000. That proposed amendment to the Company's Restated Certificate of Incorporation is now being submitted for Stockholder approval.

     As of April 24, 1998, the Company had 33,498,394 shares of Common Stock outstanding. At the present time, there are an insufficient number of shares of Common Stock authorized to raise capital through equity financings, after subtracting from the number of authorized shares of Common Stock the number of shares outstanding and the number of shares issuable under existing arrangements.

     The Board has proposed a substantial increase in authorized Common Stock. Such an increase is designed to provide flexibility to the Company's management by making shares available for issuance in connection with capital raising transactions. However, these additional shares, if issued, will have a substantial dilutive effect on present Stockholders. In addition, the authorization of such a substantial increase in the authorized Common Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of the outstanding voting stock of the Company.

     Management believes that the proposed amendment to the Company's Restated Certificate of Incorporation will provide several long-term advantages to the Company and its Stockholders. The passage of the proposal would enable the Company to pursue acquisitions or enter into transactions which management believes provide the potential for growth and profit. Additional authorized shares of Common Stock could be used to raise cash assets through sales of Common or Preferred Stock to investors. If additional shares are available, transactions dependent upon the issuance of additional shares would be less likely to be undermined by delays and uncertainties occasioned by the need to obtain Stockholder authorization prior to the consummation of such transactions. The ability to issue shares, as deemed in the Company's best interests by the Board, will also permit the Company to avoid the expenses which are incurred in holding special stockholders' meetings in many circumstances.

     Except as described herein, the Company has no specific plans or proposals for the use of the additional shares of Common Stock, the authorization of which is sought hereby. In the event the proposal is passed, Stockholder approval of the issuance of the 50,000,000 additional shares of Common Stock will not be sought prior to the issuance of additional securities unless such issuances relate to a merger, consolidation or other transaction which requires Stockholder approval.

     Accordingly, the following resolution will be offered at the Meeting:

     RESOLVED, that Article FOURTH of the Restated Certificate of Incorporation be amended by deleting the first paragraph thereof in its entirety and inserting in its place the following:

          FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 110,000,000, consisting of 100,000,000 shares of Common Stock with a par value of One Cent ($.01) per share (the "Common Stock") and 10,000,000 shares of Preferred Stock with a par value of One Cent ($.01) per share (the "Preferred Stock").

     An affirmative vote of a majority of the outstanding Common Stock entitled to vote at the Meeting is required to approve the increase in the authorized number of shares of Common Stock of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE ADOPTION OF AN AMENDMENT OF THE FOURTH ARTICLE OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY FROM 50,000,000 SHARES TO 100,000,000 SHARES.

                                  PROPOSAL 3:

                   APPROVAL OF THE COMPANY'S 1998 STOCK PLAN
 GENERAL

     In April 1998, the Board of Directors adopted the Company's 1998 Stock Plan (the "1998 Plan"). The number of shares of Common Stock subject to the 1998 Plan is 3,000,000 plus the number of shares of Common Stock previously reserved for the granting of options under the Company's 1987 Stock Plan which are not granted under that plan or which are not exercised and cease to be outstanding by reason of cancellation or otherwise. As of February 27, 1998, 973,378 shares of Common Stock remained available for the granting of options under the 1987 Stock Plan and 4,750,179 were reserved for issuance under outstanding, unexercised options under that plan. No stock options or grants have been made to date from the 1998 Plan. The number of shares subject to the 1998 Plan is subject to adjustment in the case of a stock split, stock dividend, combination, recapitalization or similar transaction.

     By the terms of the 1998 Plan, as approved by the Board of Directors, Stockholder approval must be obtained within 12 months. All employees, directors and consultants of the Company (as of February 27, 1998 approximately 220 people) are eligible to participate in the 1998 Plan.

     The Board believes that the approval of the 1998 Plan is advisable to give the Company the flexibility needed to attract, retain and motivate employees, directors and consultants.

MATERIAL FEATURES OF THE 1998 PLAN

     The purpose of the 1998 Plan is to attract, retain and motivate employees, directors and consultants through the issuance of stock options and to encourage ownership of shares of Common Stock by employees, directors and consultants of the Company.

     The Board has delegated administration of the 1998 Plan to the Compensation Committee. Subject to the limitations set forth in the 1998 Plan, the Compensation Committee has the authority to determine the persons to whom options and awards will be granted and who may make purchases, the number of shares to be covered by each option, award or purchase, whether the options granted are intended to be incentive stock options, the duration and rate of exercise of each option, the option exercise price per share and the manner of exercise, the time, manner and form of payment upon exercise of an option, and whether restrictions such as repurchase rights of the Company are to be imposed on shares subject to options, awards and purchases. At the Compensation Committee's discretion, the exercise price for an option may be paid in cash, stock or a full recourse interest bearing note.

     Options granted under the 1998 Plan may be either (i) options intended to qualify as "incentive stock options" under Section 422 of the Code, as amended, or (ii) non-qualified stock options. Incentive stock options may be granted under the 1998 Plan to employees and officers of the Company and its subsidiaries. Non-qualified stock options may be granted to consultants (including directors), employees or officers of the Company and its subsidiaries. Awards of stock under the 1998 Plan may be made to consultants (including directors), employees or officers of the Company and its subsidiaries, and direct purchases of stock may be made by such individuals.

     The aggregate fair market value (determined at the time of grant) of shares of Common Stock for which incentive stock options become exercisable for the first time in any calendar year (under all stock plans of the Company) may not exceed $100,000. Incentive stock options granted under the 1998 Plan may not be granted at a price less than the fair market value of the Common Stock on the date of grant (or 110% of fair market value in the case of employees or officers holding more than 10% of the voting stock of the Company). Non-qualified stock options granted under the 1998 Plan may not be granted at an exercise price less than the par value per share of the Common Stock. Unless a shorter period is required by the Compensation Committee, incentive stock options granted under the 1998 Plan expire not more than ten years from the date of grant (or five years from the date of grant in the case of employees or officers holding more than ten percent of the voting stock of the Company), and not more than ten years and one day in the case of non-qualified options.

     An option granted under the 1998 Plan is exercisable, during the optionholder's lifetime, only by the optionholder and is not transferable by him except (i) by will or by the laws of descent and distribution or (ii) as otherwise determined by the Compensation Committee, to the extent permitted under Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("Rule 16b-3").

     An incentive stock option granted under the 1998 Plan may be exercised after the termination of the optionholder's employment with the Company (other than by reason of death, disability or termination for cause as defined in the 1998 Plan) to the extent exercisable on the date of such termination, for a period of 90 days following such termination or for a period of one year in the case of disability, provided that such incentive stock option has not expired on the date of such exercise. In the event of the optionholder's death or disability, incentive stock options may be exercised, to the extent exercisable on the date of death or disability, by the optionholder's legal representative at any time prior to the earlier of the option's specified expiration date or one year from the date of the optionholder's death or disability. In the event of the optionholder's termination for cause, all outstanding and unexercised incentive stock options are forfeited. Non-qualified stock options shall be subject to such termination or cancellation provisions as the Compensation Committee may specify.

     If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), an optionee's rights with respect to options granted under the 1998 Plan will be appropriately adjusted. The committee of the Company or the Board of Directors of any entity assuming the obligations of the Company (the "Successor Board") shall, as to the outstanding options, either (i) make appropriate provision for the continuation of such options by substituting on an equitable basis for the shares then subject to such options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition; or (ii) upon written notice to the optionees, provide that all options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the options shall terminate; or (iii) terminate all options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such options (to the extent then exercisable) over the exercise price thereof. In the event of a proposed dissolution or liquidation of the Company, each option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

FEDERAL INCOME TAX CONSIDERATIONS

     The following is a description of certain U.S. federal income tax consequences of the issuance and exercise of options under the 1998 Plan:

     Incentive Stock Options. An incentive stock option does not result in taxable income to the option holder or deduction to the Company at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of granting of the option nor within one year after the date of issuance of shares to him (the "ISO holding period"). However, the difference between the fair market value of the stock on the date of exercise and the option price therefor will be an item of tax preference included in "alternative minimum taxable income". Upon disposition of the stock after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the stock. If the stock is disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and the Company will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the stock on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the stock on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee's adjusted basis in the stock.

     Non-Qualified Stock Options. The grant of a non-qualified option will not result in taxable income to the optionee or deduction to the Company at the time of grant. The optionee will recognize taxable compensation, and the Company will have a corresponding deduction, at the time of exercise in the amount of the excess of the then fair market value of the shares acquired over the option price. Upon disposition of the shares, the optionee will generally realize capital gain or loss, and his basis for determining gain or loss will be the sum of the option price paid for the stock plus the amount of compensation income recognized on exercise of the option.

     The affirmative vote of a majority of the votes present or represented and entitled to vote at the Annual Meeting is required to approve the 1998 Plan.

     THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE 1998 STOCK PLAN.

                                  PROPOSAL 4:

            AMENDMENT OF THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN

GENERAL

     The Company's Employee Stock Purchase Plan (the "Purchase Plan") was adopted and approved by the Board of Directors and the Stockholders of the Company in November 1992. Prior to April 16, 1998, a total of 500,000 shares of Common Stock had been authorized for issuance under the Purchase Plan. On April 16, 1998, the Board of Directors voted to approve an amendment to the Purchase Plan to increase by 250,000 to 750,000 the aggregate number of shares of Common Stock which may be purchased by eligible employees.

     By the terms of the Purchase Plan, the Purchase Plan may be amended by the Board of Directors or the Compensation Committee, except that Stockholder approval must be obtained within 12 months before or after the Board adopts a resolution authorizing an increase in the total number of shares that may be issued under the Purchase Plan and other amendments including any amendment which requires Stockholder approval to comply with Rule 16b-3.

     This amendment is being submitted for Stockholder approval at the Annual Meeting to ensure continued qualification of the Purchase Plan under Rule 16b-3. The Board believes that the increase in the number of shares reserved for issuance under the Purchase Plan is advisable to give the Company the flexibility needed to attract, retain and motivate employees.

MATERIAL FEATURES OF THE EMPLOYEE STOCK PURCHASE PLAN

     All employees of the Company who have been employed for at least three months by the Company and work at least 20 hours per week or at least 5 months per calendar year are eligible to participate in the Purchase Plan, except for persons who are deemed under Section 423(b)(3) of the Code to own 5% or more of the voting stock of the Company (as of February 27, 1998, 208 people). The Purchase Plan is administered by the Compensation Committee.

     The Purchase Plan provides for two "purchase periods" within each year, the first commencing on January 1 of each year and continuing through June 30 of such year, and the second commencing on July 1 of each year and continuing through December 31 of such year (each, an "Exercise Period"). Eligible employees may elect to become participants in the Purchase Plan by enrolling prior to each semi-annual date for the granting of an option to purchase shares under the Purchase Plan. The first day of each Exercise Period is defined as a Grant Date, and the last day of each Exercise Period is defined as an Exercise Date. Shares are purchased through the accumulation of payroll deductions of not less than 1% nor more than 15% of each participant's compensation (up to a maximum of $21,250 per calendar year). The number of shares to be purchased is determined by dividing the participant's balance in the plan account on the last day of the purchase period by the purchase price per share for the stock. The purchase price per share will be the lower of 85% of the fair market value per share of the Common Stock as of the applicable Grant Date or 85% of the fair market value per share of the Common Stock as of the applicable Exercise Date. An option granted under the Purchase Plan is not transferable by the participant except by will or by the laws of descent and distribution. Employees may cease their participation in the offering at any time during the offering period, but will thereby be ineligible to participate in the next following offering period. Participation automatically ceases on termination of employment with the Company.

     The affirmative vote of a majority of the votes present or represented and entitled to vote at the Meeting is required to approve the amendment to the Purchase Plan which increases the aggregate number of shares of Common Stock available under the Purchase Plan.

     THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE ADOPTION OF THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN TO INCREASE BY 250,000 SHARES THE AGGREGATE NUMBER OF SHARES WHICH MAY BE PURCHASED BY ELIGIBLE EMPLOYEES UNDER THE EMPLOYEE STOCK PURCHASE PLAN, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH AMENDMENT UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                    STOCKHOLDER PROPOSALS AND OTHER MATTERS

     In order to be considered for inclusion in the Proxy Statement and Form of Proxy distributed to Stockholders prior to the Annual Meeting of Stockholders in 1999, a stockholder proposal must be received by the Company no later than January 14, 1999. Requests should be delivered in writing to Wayne E. Mayhew III, Vice President and Chief Financial Officer, Treasurer and Secretary, Creative BioMolecules, Inc., 45 South Street, Hopkinton, Massachusetts 01748.

     The Board of Directors does not know of any other business to be acted upon at the Annual Meeting other than that which is explained in this Proxy Statement. If any other business calling for a vote of the Stockholders is properly presented at the Annual Meeting, the persons holding the proxies will vote your shares in accordance with their best judgment on such matters.

     In order that your shares may be represented if you do not plan to attend the Annual Meeting, and in order to assure the required quorum, please fill out, sign, date and return your Proxy promptly.

                                          By Order of the Board of Directors

                                          /s/ Wayne E. Mayhew III
                                          Wayne E. Mayhew III
                                          Secretary

May 14, 1998

     THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 (OTHER THAN THE EXHIBITS THERETO) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH PROVIDES ADDITIONAL INFORMATION ABOUT THE COMPANY, IS AVAILABLE TO BENEFICIAL HOLDERS OF THE COMPANY'S COMMON STOCK WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST TO WAYNE E. MAYHEW III, VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, TREASURER AND SECRETARY, CREATIVE BIOMOLECULES, INC., 45 SOUTH STREET, HOPKINTON, MASSACHUSETTS 01748, PHONE (508) 782-1100.

                                                                       Exhibit A

                           CREATIVE BIOMOLECULES, INC.

                                 1998 STOCK PLAN

1.       DEFINITIONS.

         Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Creative BioMolecules, Inc. 1998 Stock Plan, have the following meanings:

                  ADMINISTRATOR means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the Administrator means the Committee.

                  AFFILIATE means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

                  BOARD OF DIRECTORS means the Board of Directors of the Company.

                  CODE means the United States Internal Revenue Code of 1986, as amended.

                  COMMITTEE means the committee of the Board of Directors to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.

                  COMMON STOCK means shares of the Company's common stock, $.01 par value per share.

                  COMPANY means Creative BioMolecules, Inc., a Delaware corporation.

                  DISABILITY or DISABLED means permanent and total disability as defined in Section 22(e)(3) of the Code.

                  FAIR MARKET VALUE of a Share of Common Stock means:

                  (1) If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the average of the high and low prices of the Common Stock on the composite tape or other comparable reporting system for the trading day immediately preceding the applicable date;

                  (2) If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common

                  Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded immediately preceding the applicable date; and

                  (3) If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine.

                  ISO means an option meant to qualify as an incentive stock option under Section 422 of the Code.

                  KEY EMPLOYEE means an employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Stock Rights under the Plan.

                  NON-QUALIFIED OPTION means an option which is not intended to qualify as an ISO.

                  OPTION means an ISO or Non-Qualified Option granted under the Plan.

                  OPTION AGREEMENT means an agreement between the Company and a Participant delivered pursuant to the Plan, in such form as the Administrator shall approve.

                  PARTICIPANT means a Key Employee, director or consultant to whom one or more Stock Rights are granted under the Plan. As used herein, "Participant" shall include "Participant's Survivors" where the context requires.

                  PLAN means this Creative BioMolecules, Inc. 1998 Stock Plan.

                  SHARES means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

                  STOCK GRANT means a grant by the Company of Shares under the Plan.

                  STOCK GRANT AGREEMENT means an agreement between the Company and a Participant delivered pursuant to the Plan, in such form as the Administrator shall approve.

                  STOCK RIGHT means a right to Shares of the Company granted pursuant to the Plan -- an ISO, a Non-Qualified Option or a Stock Grant.

                  SURVIVORS means a deceased Participant's legal representatives and/or any person or persons who acquired the Participant's rights to a Stock Right by will or by the laws of descent and distribution.

2.       PURPOSES OF THE PLAN.

         The Plan is intended to encourage ownership of Shares by Key Employees and directors of and certain consultants to the Company in order to attract such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISOs, Non-Qualified Options and Stock Grants.

3.       SHARES SUBJECT TO THE PLAN.

         The number of Shares which may be issued from time to time pursuant to this Plan shall be three million (3,000,000) plus such additional number of Shares as shall be available for issuance under the Company's 1987 Stock Plan (in accordance with Section 4 thereof) as of the date of termination of such Plan (in accordance with Section 15 thereof), or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 23 of the Plan.

         If an Option ceases to be "outstanding", in whole or in part, or if the Company shall reacquire any Shares issued pursuant to a Stock Grant, the Shares which were subject to such Option and any Shares so reacquired by the Company shall be available for the granting of other Stock Rights under the Plan. Any Option shall be treated as "outstanding" until such Option is exercised in full, or terminates or expires under the provisions of the Plan, or by agreement of the parties to the pertinent Option Agreement.

4.       ADMINISTRATION OF THE PLAN.

         The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator. Subject to the provisions of the Plan, the Administrator is authorized to:

         a. Interpret the provisions of the Plan or of any Option or Stock Grant and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

         b. Determine which employees of the Company or of an Affiliate shall be designated as Key Employees and which of the Key Employees, directors and consultants shall be granted Stock Rights;

         c. Determine the number of Shares for which a Stock Right or Stock Rights shall be granted, provided, however, that in no event shall Stock Rights with respect to more than 1,000,000 shares be granted to any Participant in any fiscal year; and

         d. Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted;

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee.

5.       ELIGIBILITY FOR PARTICIPATION.

         The Administrator will, in its sole discretion, name the Participants in the Plan, provided, however, that each Participant must be a Key Employee, director or consultant of the Company or of an Affiliate at the time a Stock Right is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person not then an employee, director or consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the delivery of the Agreement evidencing such Stock Right. ISOs may be granted only to Key Employees. Non-Qualified Options and Stock Grants may be granted to any Key Employee, director or consultant of the Company or an Affiliate. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Stock Rights.

6.       TERMS AND CONDITIONS OF OPTIONS.

         Each Option shall be set forth in writing in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto.

         A. NON-QUALIFIED OPTIONS: Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option:

                  a. Option Price: Each Option Agreement shall state the option price (per share) of the Shares covered by each Option, which option price shall be determined by the Administrator but shall not be less than the par value per share of Common Stock.

                  b. Each Option Agreement shall state the number of Shares to which it pertains;

                  c. Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain conditions or the attainment of stated goals or events; and

                  d. Exercise of any Option may be conditioned upon the Participant's execution of a Share purchase agreement in form satisfactory to the Administrator providing for certain protections for the Company and its other shareholders, including requirements that:

                           i. The Participant's or the Participant's Survivors' right to sell or transfer the Shares may be restricted; and

                           ii. The Participant or the Participant's Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

         B. ISOs: Each Option intended to be an ISO shall be issued only to a Key Employee and be subject to the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service:

                  a. Minimum standards: The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Paragraph 6(A) above, except clauses
                           (a) thereunder.

                  b. Option Price: Immediately before the Option is granted, if the Participant owns, directly or by reason of the applicable attribution rules in
                           Section 424(d) of the Code:

                           i. Ten percent (10%) OR LESS of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each Option shall not be less than one hundred percent (100%) of the Fair Market Value per share of the Shares on the date of the grant of the Option.

                           ii. More than ten percent (10%) of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each Option shall not be less than one hundred ten percent (110%) of the said Fair Market Value on the date of grant.

                  c.       Term of Option:  For Participants who own

                           i. Ten percent (10%) OR LESS of the total combined voting power of all classes of stock of the Company or an Affiliate, each Option shall terminate not more than ten
                                    (10) years from the date of the grant or at such earlier time as the Option Agreement may provide.

                           ii. More than ten percent (10%) of the total combined voting power of all classes of stock of the Company or an Affiliate, each Option shall terminate not more than five
                                    (5) years from the date of the grant or at such earlier time as the Option Agreement may provide.

                  d. Limitation on Yearly Exercise: The Option Agreements shall restrict the amount of Options which may be exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market

                           Value (determined at the time each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed one hundred thousand dollars ($100,000), provided that this subparagraph (d) shall have no force or effect if its inclusion in the Plan is not necessary for Options issued as ISOs to qualify as ISOs pursuant to Section 422(d) of the Code.

7.       TERMS AND CONDITIONS OF STOCK GRANTS.

         Each offer of a Stock Grant to a Participant shall state the date prior to which the Stock Grant must be accepted by the Participant, and the principal terms of each Stock Grant shall be set forth in a Stock Grant Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Stock Grant Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards:

         (a) Each Stock Grant Agreement shall state the purchase price (per share), if any, of the Shares covered by each Stock Grant, which purchase price shall be determined by the Administrator but shall not be less than the minimum consideration required by the Massachusetts General Corporation Law on the date of the grant of the Stock Grant;

         (b) Each Stock Grant Agreement shall state the number of Shares to which the Stock Grant pertains; and

         (c) Each Stock Grant Agreement shall include the terms of any right of the Company to reacquire the Shares subject to the Stock Grant, including the time and events upon which such rights shall accrue and the purchase price therefor, if any.

8.       EXERCISE OF OPTIONS AND ISSUE OF SHARES.

         An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal executive office address, together with provision for payment of the full purchase price in accordance with this Paragraph for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such written notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the purchase price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Option, or (c) at the discretion of the Administrator, by having the Company retain from the shares otherwise issuable upon exercise of the Option, a number of shares having a Fair Market Value equal as of the date of exercise to the exercise price of the Option, or (d) at the discretion of the Administrator, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, or (e) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator, or (f) at the discretion of the Administrator, by any combination of (a), (b),
(c), (d) and (e) above. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

         The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant's Survivors, as the case may be). In determining what constitutes "reasonably promptly," it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or "blue sky" laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be evidenced by an appropriate certificate or certificates for fully paid, non-assessable Shares.

         The Administrator shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Administrator shall not accelerate the exercise date of any installment of any Option granted to any Key Employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Paragraph 26) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6.B.d.

         The Administrator may, in its discretion, amend any term or condition of an outstanding Option provided (i) such term or condition as amended is permitted by the Plan, (ii) any such amendment shall be made only with the consent of the Participant to whom the Option was granted, or in the event of the death of the Participant, the Participant's Survivors, if the amendment is adverse to the Participant, and (iii) any such amendment of any ISO shall be made only after the Administrator, after consulting the counsel for the Company, determines whether such amendment would constitute a "modification" of any Option which is an ISO (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holder of such ISO.

9.       ACCEPTANCE OF STOCK GRANT AND ISSUE OF SHARES.

         A Stock Grant (or any part or installment thereof) shall be accepted by executing the Stock Grant Agreement and delivering it to the Company at its principal office address, together with provision for payment of the full purchase price, if any, in accordance with this Paragraph for the Shares as to which such Stock Grant is being accepted, and upon compliance with any other conditions set forth in the Stock Grant Agreement. Payment of the purchase price for the Shares as to which such Stock Grant is being accepted shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a fair market value equal as of the date of acceptance of the Stock Grant to the purchase price of the Stock Grant determined in good faith by the Administrator, or (c) at the discretion of the Administrator, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, or (d) at the discretion of the Administrator, by any combination of (a), (b) and (c) above.

         The Company shall then reasonably promptly deliver the Shares as to which such Stock Grant was accepted to the Participant (or to the Participant's Survivors, as the case may be), subject to any escrow provision set forth in the Stock Grant Agreement. In determining what constitutes "reasonably promptly," it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or "blue sky" laws) which requires the Company to take any action with respect to the Shares prior to their issuance.

         The Administrator may, in its discretion, amend any term or condition of an outstanding Stock Grant or Stock Grant Agreement provided (i) such term or condition as amended is permitted by the Plan, and (ii) any such amendment shall be made only with the consent of the Participant to whom the Stock Grant was made, if the amendment is adverse to the Participant.

10.      RIGHTS AS A SHAREHOLDER.

         No Participant to whom a Stock Right has been granted shall have rights as a shareholder with respect to any Shares covered by such Stock Right, except after due exercise of the Option or acceptance of the Stock Grant and tender of the full purchase price, if any, for the Shares being purchased pursuant to such exercise or acceptance and registration of the Shares in the Company's share register in the name of the Participant.

11.      ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS.

         By its terms, a Stock Right granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as otherwise determined by the Administrator and set forth in the applicable Option Agreement or Stock Grant Agreement. The designation of a beneficiary of a Stock Right by a Participant shall not be deemed a transfer prohibited by this Paragraph. Except as provided above, a Stock Right shall only be exercisable or may only be accepted, during the Participant's lifetime, by such Participant (or by his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

12. EFFECT ON OPTIONS OF TERMINATION OF SERVICE OTHER THAN "FOR CAUSE" OR DEATH OR DISABILITY.

         Except as otherwise provided in the pertinent Option Agreement in the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate before the Participant has exercised an Option, the following rules apply:

         a. A Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate (for any reason other than termination "for cause", Disability, or death for which events there are special rules in Paragraphs 13, 14, and 15, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in the pertinent Option Agreement.

         b. Except as provided in Subparagraph (c) below, or Paragraph 14 or 15, in no event may an Option Agreement provide, if an Option is intended to be an ISO, that the time for exercise be later than three (3) months after the Participant's termination of employment.

         c. The provisions of this Paragraph, and not the provisions of Paragraph 14 or 15, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy, provided, however, in the case of a Participant's Disability or death within three (3) months after the termination of employment, director status or consultancy, the Participant or the Participant's Survivors may exercise the Option within one (1) year after the date of the Participant's termination of employment, but in no event after the date of expiration of the term of the Option.

         d. Notwithstanding anything herein to the contrary, if subsequent to a Participant's termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Board of Directors determines that, either prior or subsequent to the Participant's termination, the Participant engaged in conduct which would constitute "cause", then such Participant shall forthwith cease to have any right to exercise any Option.

         e. A Participant to whom an Option has been granted under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a permanent and total Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant's employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

         f. Except as required by law or as set forth in the pertinent Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant's status within or among the Company and any Affiliates, so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

13.      EFFECT ON OPTIONS OF TERMINATION OF SERVICE "FOR CAUSE".

         Except as otherwise provided in the pertinent Option Agreement, the following rules apply if the Participant's service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated "for cause" prior to the time that all his or her outstanding Options have been exercised:

         a. All outstanding and unexercised Options as of the time the Participant is notified his or her service is terminated "for cause" will immediately be forfeited.

         b. For purposes of this Plan, "cause" shall include (and is not limited to) dishonesty with respect to the Company or any Affiliate, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of "cause" will be conclusive on the Participant and the Company.

         c. "Cause" is not limited to events which have occurred prior to a Participant's termination of service, nor is it necessary that the Administrator's finding of "cause" occur prior to termination. If the Administrator determines, subsequent to a Participant's termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant's termination the Participant engaged in conduct which would constitute "cause", then the right to exercise any Option is forfeited.

         d. Any definition in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of "cause" for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to such Participant.

14.      EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR DISABILITY.

         Except as otherwise provided in the pertinent Option Agreement, a Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant:

         a. To the extent exercisable but not exercised on the date of Disability; and

         b. In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion of any additional rights as would have accrued had the Participant not become Disabled prior to the end of the accrual period which next ends following the date of Disability. The proration shall be based upon the number of days of such accrual period prior to the date of Disability.

         A Disabled Participant may exercise such rights only within the period ending one (1) year after the date of the Participant's termination of employment, directorship or consultancy, as the case may be, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not become disabled and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

         The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

15.      EFFECT ON OPTIONS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

         Except as otherwise provided in the pertinent Option Agreement, in the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate, such Option may be exercised by the Participant's Survivors:

         a. To the extent exercisable but not exercised on the date of death; and

         b. In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion of any additional rights which would have accrued had the Participant not died prior to the end of the accrual period which next ends following the date of death. The proration shall be based upon the number of days of such accrual period prior to the Participant's death.

         If the Participant's Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one (1) year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

16.      EFFECT OF TERMINATION OF SERVICE ON STOCK GRANTS.

         In the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate for any reason before the Participant has accepted a Stock Grant, such offer shall terminate.

         For purposes of this Paragraph 16 and Paragraph 17 below, a Participant to whom a Stock Grant has been offered under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a permanent and total Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant's employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

         In addition, for purposes of this Paragraph 16 and Paragraph 17 below, any change of employment or other service within or among the Company and any Affiliates shall not be treated as a termination of employment, director status or consultancy so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

17. EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE OTHER THAN "FOR CAUSE" OR DEATH OR DISABILITY.

         Except as otherwise provided in the pertinent Stock Grant Agreement, in the event of a termination of service (whether as an employee, director or consultant), other than termination "for cause," Disability, or death for which events there are special rules in Paragraphs 18, 19, and 20, respectively, before all Company rights of repurchase shall have lapsed, then the Company shall have the right to repurchase that number of Shares subject to a Stock Grant as to which the Company's repurchase rights have not lapsed.

18.      EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE "FOR CAUSE".

         Except as otherwise provided in the pertinent Stock Grant Agreement, the following rules apply if the Participant's service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated "for cause":

         a. All Shares subject to any Stock Grant shall be immediately subject to repurchase by the Company at the purchase price, if any, thereof.

         b. For purposes of this Plan, "cause" shall include (and is not limited to) dishonesty with respect to the employer, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of "cause" will be conclusive on the Participant and the Company.

         c. "Cause" is not limited to events which have occurred prior to a Participant's termination of service, nor is it necessary that the Administrator's finding of "cause" occur prior to termination. If the Administrator determines, subsequent to a Participant's termination of service, that either prior or subsequent to the Participant's termination the Participant engaged in conduct which would constitute "cause," then the Company's right to repurchase all of such Participant's Shares shall apply.

         d. Any definition in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of "cause" for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to such Participant.

19.      EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE FOR DISABILITY.

         Except as otherwise provided in the pertinent Stock Grant Agreement, the following rules apply if a Participant ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability: to the extent the Company's rights of repurchase have not lapsed on the date of Disability, they shall be exercisable; provided, however, that in the event such rights of repurchase lapse periodically, such rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant as would have lapsed had the Participant not become Disabled prior to the end of the vesting period which next ends following the date of Disability. The proration shall be based upon the number of days of such vesting period prior to the date of Disability.

         The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

20.      EFFECT ON STOCK GRANTS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR
         CONSULTANT.

         Except as otherwise provided in the pertinent Stock Grant Agreement, the following rules apply in the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an
Affiliate: to the extent the

Company's rights of repurchase have not lapsed on the date of death, they shall be exercisable; provided, however, that in the event such rights of repurchase lapse periodically, such rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant as would have lapsed had the Participant not died prior to the end of the vesting period which next ends following the date of death. The proration shall be based upon the number of days of such vesting period prior to the Participant's death.

21.      PURCHASE FOR INVESTMENT.

         Unless the offering and sale of the Shares to be issued upon the particular exercise or acceptance of a Stock Right shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the "1933 Act"), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

         a. The person(s) who exercise(s) or accept(s) such Stock Right shall warrant to the Company, prior to the receipt of such Shares, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their Shares issued pursuant to such exercise or such grant:

                           "The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws."

         b. At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise or acceptance in compliance with the 1933 Act without registration thereunder.

22.      DISSOLUTION OR LIQUIDATION OF THE COMPANY.

         Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised and all Stock Grants which have not been accepted will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant's Survivors have not otherwise terminated and expired, the Participant or the Participant's Survivors will have the right immediately prior to such dissolution or liquidation to exercise or accept any Stock Right to the extent that the Stock Right is exercisable or subject to acceptance as of the date immediately prior to such dissolution or liquidation.

23.      ADJUSTMENTS.

         Upon the occurrence of any of the following events, a Participant's rights with respect to any Stock Right granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the pertinent Option Agreement or Stock Grant Agreement:

         A. STOCK DIVIDENDS AND STOCK SPLITS. If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, the number of shares of Common Stock deliverable upon the exercise or acceptance of such Stock Right may be appropriately increased or decreased proportionately, and appropriate adjustments may be made in the purchase price per share to reflect such events. The number of Shares subject to options to be granted to directors pursuant to Paragraph 6(A)(e) and the number of Shares subject to the limitation in Paragraph 4(c) shall also be proportionately adjusted upon the occurrence of such events.

         B. CONSOLIDATIONS OR MERGERS. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that all Options must be exercised (either to the extent then exercisable or, at the discretion of the Administrator, all Options being made fully exercisable for purposes of this Subparagraph) at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Options (either to the extent then exercisable or, at the discretion of the Administrator, all Options being made fully exercisable for purposes of this Subparagraph) over the exercise price thereof.

         With respect to outstanding Stock Grants, the Administrator or the Successor Board, shall either (i) make appropriate provisions for the continuation of such Stock Grants by substituting on an equitable basis for the Shares then subject to such Stock Grants either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the Acquisition or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that all Stock Grants must be accepted (to the extent then subject to acceptance) within a specified number of days of the date of such notice, at the end of which period the offer of the Stock Grants shall terminate; or (iii) terminate all Stock Grants in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Stock Grants over the purchase price thereof, if any. In addition, in the event of an Acquisition, the Administrator may waive any or all Company repurchase rights with respect to outstanding Stock Grants.

         C. RECAPITALIZATION OR REORGANIZATION. In the event of a recapitalization or reorganization of the Company (other than a transaction described in Subparagraph B above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising or accepting a Stock Right shall be entitled to receive for the purchase price, if any, paid upon such exercise or acceptance the securities which would have been received if such Stock Right had been exercised or accepted prior to such recapitalization or reorganization.

         D. MODIFICATION OF ISOS. Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph A, B or C with respect to ISOs shall be made only after the Administrator, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Administrator determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments, unless the holder of an ISO specifically requests in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such "modification" on his or her income tax treatment with respect to the ISO.

24.      ISSUANCES OF SECURITIES.

         Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company prior to any issuance of Shares pursuant to a Stock Right.

25.      FRACTIONAL SHARES.

         No fractional shares shall be issued under the Plan and the person exercising a Stock Right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.

26.      CONVERSION OF ISOS INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOS.

         The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant's ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an employee of the Company or an Affiliate at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

27.      WITHHOLDING.

         In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act ("F.I.C.A.") withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant's salary, wages or other remuneration in connection with the exercise or acceptance of a Stock Right or in connection with a Disqualifying Disposition (as defined in Paragraph 28) or upon the lapsing of any right of repurchase, the Company may withhold from the Participant's compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company's Common Stock or a promissory note, is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise. If the fair market value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant's payment of such additional withholding.

28.      NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

         Each Key Employee who receives an ISO must agree to notify the Company in writing immediately after the Key Employee makes a Disqualifying Disposition of any shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is any disposition (including any sale) of such shares before the later of (a) two years after the date the Key Employee was granted the ISO, or
(b) one year after the date the Key Employee acquired Shares by exercising the ISO. If the Key Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

29.      TERMINATION OF THE PLAN.

         The Plan will terminate on April 16, 2008, the date which is ten (10) years from the EARLIER of the date of its adoption and the date of its approval by the shareholders of the Company. The Plan may be terminated at an earlier date by vote of the shareholders of the Company; provided, however, that any such earlier termination shall not affect any Option Agreements or Stock Grant Agreements executed prior to the effective date of such termination.

30.      AMENDMENT OF THE PLAN AND AGREEMENTS.

         The Plan may be amended by the shareholders of the Company. The Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, and to the extent necessary to qualify the shares issuable upon exercise or acceptance of any outstanding Stock Rights granted, or Stock Rights to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Any amendment approved by the Administrator which the Administrator determines is of a scope that requires shareholder approval shall be subject to obtaining such shareholder approval. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under a Stock Right previously granted to him or her. With the consent of the Participant affected, the Administrator may amend outstanding Option Agreements and Stock Grant Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Option Agreements and Stock Grant Agreements may be amended by the Administrator in a manner which is not adverse to the Participant.

31.      EMPLOYMENT OR OTHER RELATIONSHIP.

         Nothing in this Plan or any Option Agreement or Stock Grant Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

32.      GOVERNING LAW.

         This Plan shall be construed and enforced in accordance with the law of the Commonwealth of Massachusetts.

PROXY                    CREATIVE BIOMOLECULES, INC.                     PROXY

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     OF CREATIVE BIOMOLECULES, INC. FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 16, 1998

The undersigned hereby acknowledges the receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated May 14, 1998, and does hereby appoint Michael M. Tarnow and Wayne E. Mayhew III, or either of them, the undersigned's attorney-in-fact and proxies, with full power of substitution in each, for and in the name of the undersigned, with all the powers the undersigned would possess if personally present, hereby revoking any Proxy heretofore given, to appear and represent and vote all shares of Common Stock of Creative BioMolecules, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Harvard Club of Boston, Main Clubhouse, 374 Commonwealth Avenue, Boston, Massachusetts on Tuesday, June 16, 1998, at 10:00 a.m. and at any adjournments thereof.




          PLEASE FILL IN REVERSE SIDE AND MAIL IN THE ENCLOSED ENVELOPE

                                Please mark votes as in this example        [X]



                              FOLD AND DETACH HERE


The shares represented hereby will be voted as directed herein. If no direction is indicated, such shares will be voted FOR the election of directors and FOR the proposals listed below. The Board of Directors recommends a vote FOR the election of directors and FOR the proposals.

1.  Election of Brian H. Dovey, Arthur J. Hale, M.D. and Michael M. Tarnow to the Board of Directors (or if any nominee is not available for election, FOR such substitute as the Board of Directors may designate).

[ ]     FOR ALL            [ ]  WITHHOLD         (INSTRUCTION: To withhold authority to vote for any individual nominee, write that
NOMINEES EXCEPT            AUTHORITY              nominee's name on the space provided below.)
AS NOTED TO THE             FOR ALL
           RIGHT.           NOMINEES.            _____________________________________________________________________


2.  Proposal to amend the Restated Certificate of Incorporation to increase by 50,000,000 shares the number of authorized shares of
Common Stock of the Company.

         [ ]   FOR         [ ]   AGAINST         [ ]   ABSTAIN

3.  Proposal to approve the 1998 Stock Plan.

         [ ]   FOR         [ ]   AGAINST         [ ]   ABSTAIN

4.  Proposal to amend the Employee Stock Purchase Plan to increase by 250,000 shares the aggregate number of shares of Common
Stock which may be purchased by eligible employees.

         [ ]   FOR         [ ]   AGAINST         [ ]   ABSTAIN
                                                                                PLEASE MARK HERE IF YOU PLAN TO
                                                                                        ATTEND THE MEETING                       [ ]

                                                                       In their discretion, the proxies are also authorized to vote upon such other matters as may properly come before the
                                                                       Meeting.

                                                                       Please date and sign exactly as name appears on this card.
                                                                       Joint owners should each sign. Please give full title when signing as executor, administrator, trustee, attorney,
                                                                       guardian for a minor, etc. Signatures for corporations and partnerships should be in the corporate or firm name by a
                                                                       duly authorized person.  Please return this Proxy promptly in the enclosed envelope.

                                                                       Signature:___________________________________Date __________

                                                                       Signature:___________________________________Date __________

                                                                       This Proxy may be revoked in writing at any time prior to the voting thereof.



                              FOLD AND DETACH HERE